Securities and Exchange Commission
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 2003
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


         Oklahoma                      0-23064                 73-1136584
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(State or other jurisdiction       (Commission file           (IRS Employer
     of incorporation)                   number)          Identification Number)


608 South Main Street, Stillwater, Oklahoma  74074
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(Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code: (405) 372-2230
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Item 9. Regulation FD Disclosure.
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         Southwest Bancorp, Inc., financial holding company for Stillwater
National Bank & Trust Company, today announced that Rick Green, President and Chief Executive Officer, plans to sell a portion of his holdings of Southwest common stock in order to diversify his holdings for estate and retirement planning purposes. Mr. Green stated that his decision to sell was based solely upon his need to reduce the substantial concentration of his assets in Southwest common stock, and expressed his continued confidence in Southwest Bancorp. Mr. Green has no current plans to retire.

         Mr. Green plans to sell from approximately 45,000 to 75,000 shares within calendar year 2003. This number of shares is less than 2.0% of outstanding common shares. Most or all of the shares sold sales will be acquired in 2003 upon the exercise of previously granted stock options that expire in 2004. Mr. Green has indicated that he also currently expects to sell an undetermined number of additional shares during 2004 and later years in connection with his estate and retirement planning. The shares will be sold from time to time in market or private transactions and subject to pre-determined price thresholds and certain other contingencies. Sales will generally be made during the 10-day period beginning on the second day following the issuance of earnings releases or the filing of annual or quarterly reports on Form 10-K or Form 10-Q, although Mr. Green reserves the right to sell at other times. Other executive officers also are expected to sell shares acquired upon the exercise of previously granted options during 2003 and 2004.

         This Form 8-K contains forward-looking statements that are based upon the current beliefs and expectations of Southwest and Mr. Green and are subject to significant risks and uncertainties. These statements include statements regarding: (1) the impact of sales of Southwest's stock by Mr. Green and other executive officers on Southwest's market price; and (2) Southwest's expectations regarding the timing and manner of sales of stock by Mr. Green and other executive officers. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) volatility in Southwest's stock price; (2) termination or modification of Mr. Green's plans;
(3) adverse conditions and volatility in the stock market, the public debt market and other capital markets; and (4) changes in state or federal income or estate tax laws. Pursuant to General Instruction B.2. to Form 8-K, the information in this report shall not be deemed to be filed for the purposes of
Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Southwest Bancorp, Inc.

                                      By  /s/ Rick J. Green
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                                          Rick J. Green, Chief Executive Officer
Dated: January 22, 2003